UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 30, 2013

HALLMARK FINANCIAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-11252	87-0447375
(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 1000, Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

817-348-1600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of Hallmark Financial Services, Inc. (the “Company”) was held on May 30, 2013. Of the 19,263,457 shares of common stock of the Company entitled to vote at the meeting, 15,293,734 shares were represented at the Annual Meeting in person or by proxy.

At the Annual Meeting, the following individuals were elected to serve as directors of the Company and received the number of votes set forth opposite their respective names:

Director	Votes For	Votes Against Or Withheld	Abstentions and Broker Non-Votes
Mark E. Schwarz	14,639,309	428,269	222,256
Scott T. Berlin	13,976,972	1,090,606	222,256
James H. Graves	13,940,901	1,126,677	222,256
Jim W. Henderson	14,406,810	660,768	222,256

The Board of Directors submitted to the shareholders for a non-binding, advisory vote the following resolution (the “Say-On-Pay Resolution”):

“RESOLVED, that the shareholders hereby approve the compensation paid to the Company’s executive officers as disclosed pursuant to Item 402 of Regulation S-K under the heading ‘EXECUTIVE COMPENSATION’ in the Company’s 2013 Proxy Statement, including the compensation tables and narrative discussion.”

At the Annual Meeting, 14,032,588 shares were voted in favor of the Say-On-Pay Resolution; 57,827 shares were voted against the Say-On-Pay Resolution; and 522,434 shares abstained from voting or were broker non-votes on the Say-On-Pay Resolution.

Shareholders also voted on a proposal to amend the Company’s 2005 Long Term Incentive Plan (the “2005 LTIP”) to authorize the grant of restricted stock units, in addition to the other types of awards available thereunder. At the Annual Meeting, 14,101,093 shares were voted in favor of the proposal to amend the 2005 LTIP; 371,404 shares were voted against the proposal to amend the 2005 LTIP; and 139,802 shares abstained from voting or were broker non-votes on the proposal to amend the 2005 LTIP.

No other matter was voted upon at the Annual Meeting.

Item 8.01 Other Events

In accordance with the majority vote at the Company’s 2011 Annual Meeting of Shareholders, the board of directors has determined to provide the shareholders an opportunity to approve executive compensation every year. Accordingly, a non-binding, advisory vote on a resolution approving executive compensation will again be submitted to shareholders at the 2014 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

HALLMARK FINANCIAL SERVICES, INC.

Date:	May 31, 2013	By:	/s/ Jeffrey R. Passmore
Jeffrey R. Passmore, Chief Accounting Officer